Exhibit 99.2(g)

AMENDMENT NO. 4 TO GUARANTY

This Amendment No. 4 to Guaranty (this “Amendment”), dated as of March 14, 2025, is by and among MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (“MSMCH”), as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”) for MORGAN STANLEY BANK, N.A., a national banking association (“MSBNA”) and such other financial institutions from time to time party to the Master Repurchase Agreement (as defined below), ACRES REAL ESTATE SPE 10, LLC, a Delaware limited liability company, as seller (“Seller”), and ACRES COMMERCIAL REALTY CORP, a Maryland corporation (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Seller, Administrative Agent and MSBNA are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of November 3, 2021, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of January 28, 2022, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement and Amendment No. 3 to Guaranty, dated as of November 1, 2024 (as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Guarantor entered into that certain Guaranty, dated as of November 3, 2021, as amended by that certain Amendment No. 1 to Guaranty, dated as of November 18, 2022, as further amended by that certain Amendment No. 2 to Guaranty, dated as of November 3, 2023, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement and Amendment No. 3 to Guaranty, dated as of November 1, 2024 (as amended hereby, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”); and

WHEREAS, Guarantor and Administrative Agent, on behalf of Buyers, wish to modify certain terms and provisions of the Guaranty as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.
Amendments to Guaranty. The Guaranty is hereby amended as follows:
(a)
The definition of “Adjusted Total Indebtedness” in Section 1 of the Guaranty is hereby deleted in its entirety and replaced with the following:

“Adjusted Total Indebtedness” shall mean, with respect to Guarantor and its Consolidated Subsidiaries (other than ACRES SPE 2025-1, LLC) and any date, the Total Indebtedness of Guarantor minus the sum of Convertible Debt, Trust Preferred Securities, Senior Unsecured Notes and CRE Securitizations.

(b)
Section 9(a)(i) of the Guaranty is hereby amended by amending and restating that section in its entirety to read as follows:

“(i) permit its Liquidity at any time to be less than Twenty Million and NO/00 Dollars ($20,000,000.00);”

(c)
Section 9(a)(iii) of the Guaranty is hereby amended by amending and restating that section in its entirety to read as follows:

“(iii) permit, as of the end of any Test Period, the ratio of its (A) Total Indebtedness as of the end of such Test Period to (B) Total Equity as of the end of such Test Period to exceed (1) from March 14, 2025 through the calendar quarter ending December 31, 2025, 4.35 to 1.00, and (2) at all times after the calendar quarter ending December 31, 2025, 4.75 to 1.00. For the avoidance of doubt, any calculation of Total Indebtedness will include any and all recourse and non-recourse debt of any Consolidated Subsidiary of Guarantor.”

(d)
Section 9(a)(v) of the Guaranty is hereby amended by amending and restating that section in its entirety to read as follows:

“(v) permit, for any Test Period, the ratio of (i) the sum of the trailing four (4) fiscal quarters EBITDA for Guarantor and its Consolidated Subsidiaries for such Test Period to (ii) the trailing four (4) fiscal quarters Interest Expense for Guarantor and its Consolidated Subsidiaries for such Test Period to be (1) from March 14, 2025 through the calendar quarter ending December 31, 2025, less than 1.25 to 1.00 and (2) at all times after the calendar quarter ending December 31, 2025, less than 1.35 to 1.00.”

2.
Representations and Warranties. Guarantor hereby represents and warrants that:
(a)
the representations and warranties made by Guarantor in the Transaction Documents are true, correct, complete and accurate in all respects as of the date hereof, except to the extent that such representations and warranties are made as of a particular date;
(b)
no amendments have been made to the organizational documents of Seller, Pledgor or Guarantor since November 3, 2021; and
(c)
the person signing this Amendment on behalf of Guarantor is duly authorized to do so on its behalf.
3.
Effectiveness. The effectiveness of this Amendment is subject to receipt by Administrative Agent of this Amendment, duly executed and delivered by Guarantor and Administrative Agent.
4.
Continuing Effect; Reaffirmation of Guaranty. As amended by this Amendment, all terms, covenants and provisions of the Guaranty are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Administrative Agent and/or Buyers (including, without limitation, the Guaranty, as amended hereby) and agreements subordinating rights and liens to the rights and liens of Administrative Agent and/or Buyers, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Administrative Agent and/or Buyers, and each party subordinating any right or lien to the rights and liens of Administrative Agent and/or Buyers, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment. This Amendment shall be deemed a “Transaction Document” for all purposes under the Master Repurchase Agreement.
5.
Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. The parties consent to the use of electronic signatures and any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Amendment.
6.
Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Administrative Agent and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
7.
Governing Law. The provisions of Section 15 of the Guaranty are incorporated herein by reference.
8.
Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Guaranty.

9.
Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
10.
References to Transaction Documents. All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.
11.
No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Buyer under the Master Repurchase Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Master Repurchase Agreement or any other Transaction Document by any of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

ADMINISTRATIVE AGENT, ON BEHALF OF BUYERS:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability

By: /s/ Evan Hershy

Name: Evan Hershy

Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page Amendment No. 4 to Guaranty

SELLER:

ACRES REAL ESTATE SPE 10, LLC, a Delaware limited liability company

By: /s/ Jaclyn Jesberger

Name: Jaclyn Jesberger

Title Senior Vice President

GUARANTOR:

ACRES COMMERCIAL REALTY CORP., a Maryland corporation

By: /s/ Jaclyn Jesberger

Name: Jaclyn Jesberger

Title Senior Vice President

[END OF SIGNATURES]

Signature Page to Amendment No. 4 to Guaranty